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                                                                   EXHIBIT 10.12




                              CONSULTING AGREEMENT



                 THIS CONSULTING AGREEMENT (this "Agreement") is entered into as of April 24, 1996, by and between G. Harold Goodwin ("Consultant") and NPF Company, a Delaware corporation (the "Company"). The Company and Consultant are sometimes collectively referred to herein as the "Parties" and individually as a "Party".

                 WHEREAS, Consultant has been an employee, officer, director and stockholder of Universal Cork, Inc., an Ohio corporation ("Universal"), and as such, possesses special knowledge, abilities and experience regarding the business of Universal. The Company and the stockholders of Universal are parties to a Stock Purchase Agreement, dated April 24, 1996 (the "Purchase Agreement"), whereby the Company shall purchase all of the issued and outstanding shares of Universal's capital stock. Upon consummation of the transactions contemplated by the Purchase Agreement, Universal shall become a wholly-owned subsidiary of the Company. The Company desires to obtain the services of Consultant to consult with and perform services as an independent contractor for the Company with respect to its businesses, and Consultant desires to provide services to the Company upon the terms and conditions set forth in this Agreement.

                 NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

                 1. Consulting Services. The Company hereby engages Consultant as an independent contractor, and not as an employee, to render consulting services to the Company as hereinafter provided, and Consultant hereby accepts such engagement, for a period commencing on the Closing Date (as defined in the Purchase Agreement) and terminating on the first anniversary of the Closing (the "Consulting Period"). Consultant shall not have any authority to bind or act on behalf of the Company. During the Consulting Period, Consultant shall render such consulting services to the Company in connection with the Company's business as the Company from time to time reasonably requests and which shall be consistent with Consultant's past services for Universal; provided that during the first six months of the Consulting Period, Consultant shall not be required to perform such services for more than three weeks out of every month; provided further that after the first six months of the Consulting Period, Consultant shall not be required to perform such services for more than two weeks out of every month; and provided further that Consultant shall not be required to perform such services for more than 30 weeks during the Consulting Period.

                 2. Compensation; Reimbursement. As long as Consultant continues to comply with the provisions of Sections 3 and 4 below, in consideration of Consultant's consulting services set forth in paragraph 1 above, the Company shall pay to Consultant $7,500 on the first day of each of the twelve months following the Closing Date. Consultant shall not be entitled to any fringe benefits or perquisites from the Company. The Company shall reimburse Consultant for reasonable





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expenses for (w) air travel between Cleveland, Ohio and Greenwood, Mississippi
(coach class, excursion rates where applicable), (x) lodging at the Hampton Inn in Greenwood, Mississippi, (y) meals, local travel, transportation and car rental fees while is Mississippi and (z) local travel to and from, and parking fees at, the airport in Cleveland, Ohio in each case incurred by Consultant in the course of performing the duties specified in this Agreement, subject to the Company's policies with respect to reporting and documentation of such expenses. The Company's obligation to make payments to Consultant pursuant to this Section 2 shall not be affected by the death or permanent disability of Consultant.

                 3. Confidential Information. Consultant acknowledges that the information, observations and data relating to the business of Universal and the Company which Consultant has obtained as an employee, officer, director and stockholder of Universal or which Consultant shall obtain during the course of Consultant's association with the Company and its subsidiaries and Consultant's performance under this Agreement are the property of the Company and its subsidiaries. Consultant agrees that Consultant shall not use for Consultant's own purposes or disclose to any third party any of such information, observations or data without the prior written consent of the President of the Company (the "President"), unless and to the extent that the aforementioned matters become generally known to and available for use by the public other than as a result of Consultant's acts or omissions. Consultant shall deliver to the Company at the end of the Consulting Period, or at any other time the Company may request, all memoranda, notes, plans, records, reports, computer tapes, printouts and software and other documentation (and copies thereof) relating to the business of Universal or the Company and its subsidiaries which Consultant may then possess or have under Consultant's control.

                 4. Inventions and Patents. Consultant acknowledges that all inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports and all similar or related information (whether patentable or not) which relate to the actual business, research and development (pending or undertaken by the Company during, or prior to, the Consulting Period, and of which Consultant has actual knowledge) or existing products or services of the Company and its subsidiaries and which are conceived, developed or made by Consultant during the Consulting Period ("Work Product") belong to the Company. Consultant shall promptly disclose such Work Product to the President and perform all actions reasonably requested by the President (whether during or after the Consulting Period) to establish and confirm such ownership (including, without limitation, assignments, powers of attorney and other instruments).

                 5. Tax Returns. Consultant shall file all tax returns and reports required to be filed by him on the basis that Consultant is an independent contractor, rather than an employee, as defined in Treasury Regulation Section 31.3121(d)-1(c)(2).

                 6. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Company and its affiliates, successors and assigns and shall be binding upon and inure to the benefit of Consultant and Consultant's legal representatives and assigns; provided that in no event shall Consultant's obligations to perform future services for the Company be delegated or transferred by Consultant without the prior written consent of the Company (which consent may





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be withheld in the Company's sole discretion).  The Company may assign or transfer its rights hereunder to any of its affiliates or to a successor corporation in the event of merger, consolidation or transfer or sale of all or substantially all of the assets of Universal or the Company.

                 7. Modification or Waiver. No amendment, modification or waiver of this Agreement shall be binding or effective for any purpose unless it is made in a writing signed by the Party against which enforcement of such amendment, modification or waiver is sought. No course of dealing between the Parties to this Agreement shall be deemed to affect or to modify, amend or discharge any provision or term of this Agreement. No delay on the part of the Company or Consultant in the exercise of any of their respective rights or remedies shall operate as a waiver thereof, and no single or partial exercise by the Company or Consultant of any such right or remedy shall preclude other or further exercises thereof. A waiver of right or remedy on any one occasion shall not be construed as a bar to or waiver of any such right or remedy on any other occasion.

                 8. Governing Law. All issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by, and construed in accordance with, the laws of the State of Mississippi, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Mississippi or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Mississippi.

                 9. Severability. Whenever possible each provision and term of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision or term of this Agreement shall be held to be prohibited by or invalid under such applicable law, then such provision or term shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or affecting in any manner whatsoever the remainder of such provision or term or the remaining provisions or terms of this Agreement.

                 10. No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the Parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any Party.

                 11. Consultant's Representations. Consultant represents and warrants to the Company that (i) Consultant's execution, delivery and performance of this Agreement does not and shall not conflict with, or result in the breach of or violation of, any other agreement, instrument, order, judgment or decree to which Consultant is a party or by which Consultant is bound, (ii) Consultant is not a party to or bound by any employment agreement, noncompete agreement or confidentiality agreement with any other person or entity and (iii) upon the execution and delivery of this Agreement, this Agreement shall be the valid and binding obligation of Consultant, enforceable in accordance with its terms.

                 12. Notice. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or one day after being sent by Federal Express or other reputable overnight carrier or five days after being sent by certified or registered mail addressed to the other Party hereto at such Party's address shown below:





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                 If to the Company:

                          NPF Company
                          1500 Commerce Street
                          Greenwood, MS 38930
                          Attn:  M. Wesley Jordan, Jr.

                 If to Consultant:

                          G. Harold Goodwin
                          14508 South Industrial Avenue
                          Maple Heights, OH 44137

or at such other address as such Party may designate by written notice to the other Party.

                 13. Captions. The captions used in this Agreement are for convenience of reference only and do not constitute a part of this Agreement and shall not be deemed to limit, characterize or in any way affect any provision of this Agreement, and all provisions of this Agreement shall be enforced and construed as if no caption had been used in this Agreement.

                 14. Counterparts. This Agreement may be executed in counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same instrument.

                 15. Indemnification. The Company agrees to indemnify, defend and hold Consultant, Consultant's heirs, representatives and assigns (collectively referred to in this section 15 as "Consultant") harmless from and against any and all claims, demands, causes of action, suits, judgments, settlements, liabilities, losses, damages and expenses (including reasonable attorney's fees and court costs) ("Losses") that may be sustained or suffered by Consultant resulting from or relating to (i) acts or omissions of the Company, its employees, agents or independent contractors, (ii) injury or death, or property damage suffered by third parties resulting from defective Company products, transportation of the Company's products or sustained by an employee of the Company, or (iii) infringement of property rights of third parties; provided that the Company will not indemnify, defend or hold Consultant harmless from or against any Losses resulting from or relating to acts or omissions of Consultant. This provision will survive the termination of this Agreement.


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                 IN WITNESS WHEREOF, the undersigned have executed this
Consulting Agreement as of the date first above written.



                                                   NPF COMPANY


                                                   By:_________________________

                                                   Its:________________________





                                                   ____________________________
                                                   G. HAROLD GOODWIN





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